                                                                    EXHIBIT 99.1

DATE:  February 2, 1999

FROM:                              FOR:
Padilla Speer Beardsley Inc.       Tower Automotive, Inc.
224 Franklin Avenue West           4508 IDS Center
Minneapolis, Minnesota 55404       Minneapolis, Minnesota 55402

John Mackay (612) 871-8877         Scott Rued (612) 342-2310

FOR IMMEDIATE RELEASE

TOWER AUTOMOTIVE, INC., ANNOUNCES
INCREASED FOURTH-QUARTER AND YEAR-END RESULTS

     MINNEAPOLIS, February 2 -- Tower Automotive, Inc. (NYSE: TWR), today announced increased operating results for the fourth quarter and year ended December 31, 1998. Earnings per share for the quarter and year ended December 31, 1997 have been restated to reflect the company's adoption of a new accounting pronouncement that requires disclosure of basic and diluted earnings per share.

     On May 19, 1998, the company's board of directors approved a two-for-one stock split, which was effected as a stock dividend. On July 15, 1998, stockholders were issued one additional share of common stock for each share of common stock held on the record date of June 30, 1998. All references to the number of common shares and per share amounts have been adjusted to reflect the stock split on a retroactive basis.

     For the fourth quarter of 1998, revenues were $469 million, an 8 percent increase compared with $434 million in the 1997 period. Operating income rose 24 percent to $51 million from $41 million reported last year. Net income for the fourth quarter of 1998 was $27 million, or 50 cents per diluted share outstanding, versus $17 million, or 34 cents per diluted share, in the comparable 1997 period.

     For the year ended December 31, 1998, revenues were more than $1.8 billion compared with $1.2 billion last year. Operating income rose to $176 million from $110 million reported last year. Net income was $88 million, or $1.68 per diluted share outstanding in 1998, versus $49 million, or $1.14 per diluted share, in 1997, before the effects of a $2.4 million extraordinary loss on early extinguishment of debt.


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     In commenting on results, Dugald K. Campbell, president and chief executive officer of Tower Automotive, said, "Tower Automotive had its best year ever by quite a margin. Earnings per share for the quarter and full year were up 47 percent reflecting the strong base of car and light truck models that we serve, together with the results of our ongoing integration efforts and more robust business processes at APC. The performance measures that we use to judge ourselves internally also showed substantial progress and, most importantly, we were able to please our customers with innovative new ideas for technology advances and cost improvement opportunities. Finally, we finished the year with a strong balance sheet and clear capability to pursue our future growth objectives."

     Tower Automotive, Inc., produces a broad range of assemblies and modules for vehicle structures and suspension systems for the automotive manufacturers, including Ford, DaimlerChrysler, General Motors, Honda, Toyota, Nissan, Auto Alliance, Fiat, BMW, Volkswagen and Mercedes. Products include body structural assemblies such as pillars and package trays, control arms, suspension links, engine cradles and full frame assemblies. The company is based in Grand Rapids, Mich., and has its corporate office in Minneapolis, Minn.


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                      TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                             Three Months Ended Dec. 31,     Year Ended Dec. 31,
                                             ---------------------------  --------------------------
                                                 1998           1997          1998           1997
                                             ----------      ---------    -----------    -----------
Revenues                                     $  468,625      $ 433,933    $ 1,836,479    $ 1,235,829

Cost of sales                                   395,345        369,154      1,562,167      1,058,720
                                             ----------      ---------    -----------    -----------

  Gross profit                                   73,280         64,779        274,312        177,109

Selling, general and administrative
  expenses                                       19,201         19,505         85,169         57,869

Amortization expense                              3,438          4,290         13,472          9,537
                                             ----------      ---------    -----------    -----------

  Operating income                               50,641         40,984        175,671        109,703

Interest expense, net                             7,088         13,110         40,318         28,962
                                             ----------      ---------    -----------    -----------

  Income before provision for income
    taxes                                        43,553         27,874        135,353         80,741

Provision for income taxes                       17,421         11,150         54,143         32,290
                                             ----------      ---------    -----------    -----------

  Income before equity in earnings of
    joint ventures and minority interest         26,132         16,724         81,210         48,451

Equity in earnings of joint ventures              3,695            227         12,708            227

Minority interest - dividends on trust
  preferred securities                           (2,619)            --         (5,878)            --
                                             ----------      ---------    -----------    -----------

  Income before extraordinary item               27,208         16,951         88,040         48,678

Extraordinary loss on early
  extinguishment of debt, net of tax                 --             --             --          2,434
                                             ----------      ---------    -----------    -----------

  Net income                                 $   27,208      $  16,951    $    88,040    $    46,244
                                             ----------      ---------    -----------    -----------
                                             ----------      ---------    -----------    -----------

Basic earnings per common share:
  Income before extraordinary item           $     0.59      $    0.37    $      1.91    $      1.20
  Extraordinary item                                 --             --             --          (0.06)
                                             ----------      ---------    -----------    -----------
    Net income                               $     0.59      $    0.37    $      1.91    $      1.14
                                             ----------      ---------    -----------    -----------
                                             ----------      ---------    -----------    -----------

Basic shares outstanding                         46,280         45,958         46,204         40,720
                                             ----------      ---------    -----------    -----------
                                             ----------      ---------    -----------    -----------

Diluted earnings per common share:
  Income before extraordinary item           $     0.50      $    0.34    $      1.68    $      1.14
  Extraordinary item                                 --             --             --          (0.05)
                                             ----------      ---------    -----------    -----------
    Net income                               $     0.50      $    0.34    $      1.68    $      1.09
                                             ----------      ---------    -----------    -----------
                                             ----------      ---------    -----------    -----------
Diluted shares outstanding                       63,491         54,776         59,711         45,202
                                             ----------      ---------    -----------    -----------
                                             ----------      ---------    -----------    -----------

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                      TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                               (AMOUNTS IN THOUSANDS)

                                                                    December 31,   December 31,
                           Assets                                        1998           1997
------------------------------------------------------------        ------------   ------------
Current assets:
   Cash and cash equivalents                                         $     3,434    $         -
   Accounts receivable                                                   239,888        219,256
   Inventories                                                            76,913         73,809
   Prepaid tooling and other                                             125,268         78,217
                                                                     -----------    -----------
        Total current assets                                             445,503        371,282

Property, plant and equipment, net                                       821,873        698,511
Restricted cash                                                            2,677          7,902
Deferred income taxes                                                          -         14,108
Investments in joint ventures                                            209,625        147,188
Goodwill and other assets, net                                           465,898        441,097
                                                                     -----------    -----------
                                                                     $ 1,945,576    $ 1,680,088
                                                                     -----------    -----------
                                                                     -----------    -----------

          Liabilities and Stockholders' Investment
------------------------------------------------------------
Current liabilities:
   Current maturities of long-term debt and capital lease
    obligations                                                      $    18,191    $     5,004
   Accounts payable                                                      214,194        143,902
   Accrued liabilities                                                   137,963         81,784
                                                                     -----------    -----------
        Total current liabilities                                        370,348        230,690
                                                                     -----------    -----------

Long-term debt, net of current maturities                                316,579        513,653
Obligations under capital leases, net of current maturities               25,770         30,281
Convertible subordinated notes                                           200,000        200,000
Other noncurrent liabilities                                             167,333        190,185
                                                                     -----------    -----------
        Total noncurrent liabilities                                     709,682        934,119
                                                                     -----------    -----------

Mandatorily redeemable trust convertible preferred securities            258,750              -

Stockholders' investment:
   Preferred stock                                                             -              -
   Common stock                                                              463            460
   Warrants to acquire common stock                                        2,000          2,000
   Additional paid-in capital                                            426,471        423,403
   Retained earnings                                                     177,434         89,394
   Accumulated other comprehensive income                                    428             22
                                                                     -----------    -----------
        Total stockholders' investment                                   606,796        515,279
                                                                     -----------    -----------
                                                                     $ 1,945,576    $ 1,680,088
                                                                     -----------    -----------
                                                                     -----------    -----------

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